Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 25, 2021 relating to the financial statements of Penelope Holdings Corp. appearing in Registration Statement No. 333-259116 on Form S-1 of Olaplex Holdings, Inc. filed as amended September 28, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement No. 333-259116 filed as amended September 28, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 29, 2021